UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

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BLUEGREEN VACATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09292	03-0300793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable

(Former name or former address, if changed since last report.)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	BXG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Deﬁnitive Agreement.

On June 13, 2019, Bluegreen Vacations Unlimited, Inc., a wholly owned subsidiary of Bluegreen Vacations Corporation (the “Company”), entered into a Settlement Agreement and Amendment No. 3 to the Amended and Restated Marketing and Promotions Agreement (the “Settlement Agreement and Amendment”) with Bass Pro, LLC (“Bass Pro”) and its affiliate, Big Cedar, LLC (“Big Cedar”), and Bluegreen/Big Cedar Vacations, LLC, a joint venture in which the Company owns a 51% controlling interest and Big Cedar owns the remaining 49% interest (“Bluegreen/Big Cedar Vacations”), which settles the previously disclosed disputes between the parties with respect to their Amended and Restated Marketing and Promotions Agreement, as previously amended (the “Marketing and Promotions Agreement”).

The Settlement Agreement and Amendment, among other things, reinstates the Company’s exclusive access under the Marketing and Promotions Agreement to Bass Pro’s marketing channels, including all marketing activities in Bass Pro’s retail stores, and provides for the Company to also have exclusive access to the same marketing channels with Cabela’s retail stores that the Company has with Bass Pro’s.  Pursuant to the Settlement Agreement and Amendment, the Company, in consideration of the amendment and as a settlement of all prior claims and without any admission of wrongdoing, will pay Bass Pro $20 million within 15 days after the Settlement Agreement and Amendment and make five annual payments to Bass Pro of $4 million each commencing in 2020.  In addition, Bass Pro will be entitled to keep the remaining approximately $1.5 million amount prepaid to Bass Pro earlier in 2019 under the Marketing and Promotions Agreement in lieu of any other amounts payable for the period prior to entry into the Settlement Agreement and Amendment.

The Settlement Agreement and Amendment also amends the Marketing and Promotions Agreement to provide that, in lieu of the commission payable to Bass Pro as previously contemplated by the Marketing and Promotions Agreement, the Company will now pay Bass Pro a fixed annual fee of $70,000 for each Bass Pro and Cabela’s store that the Company is accessing at the time (excluding sales at stores which are designated to provide tours to  Bluegreen/Big Cedar Vacations, referred to herein as “feeder stores”), plus $32.00 per net vacation package sold (less cancellations or refunds within 45 days of sale), excluding sales at Bluegreen/Big Cedar Vacations feeder stores. The fixed annual fee will be prorated for 2019.  Subject to the terms and conditions of the Settlement Agreement and Amendment, going forward, the Company will generally be required to pay the fixed annual fee with respect to at least 60 Bass Pro stores and a minimum number of Cabela’s stores that increases over time to a total of at least 60 Cabela’s stores by the end of 2021.  Notwithstanding the foregoing, the minimum number of Bass Pro and Cabela’s stores for purposes of the fixed annual fee may be reduced under certain circumstances set forth in the Settlement Agreement and Amendment, including as a result of a reduction of traffic in the stores in excess of 25% year-over-year.

The Company also agreed to contribute to the Wonders of Wildlife Foundation $5.00 per net vacation package sold, subject to an annual minimum of $700,000.

In addition, the Settlement Agreement and Amendment amended certain terms of the Amended and Restated Operating Agreement of Bluegreen/Big Cedar Vacations, as previously amended (the “Bluegreen/Big Cedar Vacations Operating Agreement”), to provide the Company with the right to appoint three members to the management committee of Bluegreen/Big Cedar Vacations (initially with Shawn B. Pearson, the Chief Executive Officer and President of the Company, being one of the Company’s designated management committee members) and Bass Pro with the right to appoint two members to the management committee of Bluegreen/Big Cedar Vacations (initially with Jim Hagale, the acting Chief Financial Officer and former President of Bass Pro, being one of Bass Pro’s designated management committee members). The Settlement Agreement and Amendment also addresses development-related activities of Bluegreen/Big Cedar Vacations and its management of Bluegreen/Big Cedar Vacations feeder stores.

The Settlement Agreement and Amendment also provides for enhancements to the Company’s customer service policies and procedures, as well as an enhanced complaint resolution process, and for any future disputes to be resolved through binding arbitration under the Judicial Arbitration and Mediation Services, Inc. (JAMS) process.  In addition, the Settlement Agreement and Amendment includes mutual waivers and releases of the parties and an agreement of the parties to the dismissal of the litigation pending in Missouri.

The Marketing and Promotions Agreement currently provides for a term expiring on January 1, 2025.

The foregoing descriptions of the Marketing and Promotions Agreement, the Bluegreen/Big Cedar Vacations Operating Agreement, and the Settlement Agreement and Amendment are summaries, do not purport to be complete, are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 through 10.7 hereto and are incorporated herein by reference. A copy of the Company’s press release relating to its entry into the Settlement Agreement and Amendment is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1

Amended and Restated Marketing and Promotions Agreement by and among Bass Pro and affiliates and the Company and affiliates, dated as of December 31, 2007 (incorporated by reference to Exhibit 10.302 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 3, 2008)

10.2

First Amendment to Amended and Restated Marketing and Promotions Agreement by and among Bass Pro and affiliates and the Company and affiliates, dated as of June 26, 2010 (incorporated by reference to Exhibit 10.103 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 10, 2010)

10.3

Second Amendment to Amended and Restated Marketing and Promotions Agreement by and among Bass Pro and affiliates and the Company and affiliates, dated as of October 1, 2010 (incorporated by reference to Exhibit 10.104 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 10, 2010)

10.4

Amended and Restated Operating Agreement of Bluegreen/Big Cedar Vacations, LLC, dated as of December 31, 2007 (incorporated by reference to Exhibit 10.301 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 3, 2008)

10.5

First Amendment to Amended and Restated Operating Agreement of Bluegreen/Big Cedar Vacations, LLC, dated as of October 1, 2010 (incorporated by reference to Exhibit 10.105 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 10, 2010)

10.6

Amendment No. 2 to Amended and Restated Operating Agreement of Bluegreen/Big Cedar Vacations, LLC, dated as of August 31, 2016 (incorporated by reference to Exhibit 10.24 to the Company’s Registration Statement on Form S-1 filed on October 23, 2017)

10.7

Settlement Agreement and Amendment No. 3 to the Amended and Restated Marketing and Promotions Agreement, dated as of June 13, 2019, by and among Bluegreen Vacations Unlimited, Inc., Bass Pro, Inc., Big Cedar, L.L.C., and Bluegreen/Big Cedar Vacations, LLC

99.1	Press release dated June 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2019	BLUEGREEN VACATIONS CORPORATION

By:	/s/ Anthony M. Puleo
Anthony M. Puleo
Executive Vice President, Chief Financial Officer and Treasurer; President, Bluegreen Treasury Services